Exhibit 99.1

American Battery Technology Company Completes All Required NEPA Baseline Studies for its Tonopah Flats Lithium Project, One of the Largest Critical Mineral Lithium Projects in the U.S.

Marking major milestone completing over two years of efforts in federal permitting process for this critical mineral mine and refinery

Reno, Nev., October 13, 2025— American Battery Technology Company (NASDAQ: ABAT), an integrated critical battery materials company commercializing both its primary battery mineral manufacturing and lithium-ion battery recycling facilities, announced that it has completed all of its required baseline studies and submitted all subsequent baseline reports to the U.S. Bureau of Land Management (BLM) as part of the National Environmental Policy Act (NEPA) review process, a major milestone in the development of its Tonopah Flats Lithium Project (TFLP), one of the largest critical mineral lithium projects in the United States.

As with the majority of land in Nevada, the TFLP site is located on land managed by the BLM. As such, this project is required to undergo a federal permitting process in accordance with NEPA (BLM NEPA Handbook) and in March 2023 ABTC held a Baseline Needs Assessment meeting with over 40 regulatory agencies and stakeholders from various federal, state, local, and tribal organizations in order to review the overall plan for the project and to identify all requisite environmental analyses and baseline resource inventories that would be required for the permitting and construction of this critical mineral lithium project.

This needs assessment identified 21 studies that would be required for this project under 14 categories in order to complete the NEPA review process. The completion of these comprehensive baseline studies represents over two years of dedicated efforts and engagement of many third-party, expert firms. These studies span a wide range of critical areas, including biological, ecological, hydrological, geological, cultural, socio-economical, and others. These baseline studies form a foundation for predicting the mine’s potential impacts, and subsequent NEPA analyses.

After over two years of efforts, ABTC has now announced that all of these studies have been completed and reports submitted for review. This step was a critical prerequisite for initiating the formal NEPA review phase, marking a significant milestone in ABTC’s permitting journey for the TFLP.

“I am extremely proud of the ABTC team and all of our consultants that helped to drive these 21 studies to completion over the past several years,” stated ABTC CEO Ryan Melsert. “These efforts required meticulous planning and execution to ensure that we captured the full scope of environmental, cultural, and technical considerations for this critical project. The completion of these analyses and studies is a testament to our commitment to responsible and diligent development of this critical mineral resource to enable Increased American Mineral Production in response to President Trump’s recent call to action.”

In June 2025, ABTC’s TFLP was selected by the FAST-41 Permitting Council and the National Energy Dominance Council (NEDC) as a Transparency Priority Project in accordance with President Trump’s March 20th Executive Order “Immediate Measures to Increase American Mineral Production” in order to “identify priority projects that can be immediately approved or for which permits can be immediately issued, and take all necessary or appropriate actions within the agency’s authority to expedite and issue the relevant permits or approvals.” The project has since been upgraded to a “Covered Priority Project.”

In addition to the submitted baseline studies, ABTC has submitted a comprehensive Mine Plan of Operations (MPO) for the TFLP which is currently under review by the BLM. The company is now preparing for the next phases of the development process which include the release of the Pre-Feasibility Study providing further detailed analyses of the technical and economic performance and feasibility of the TFLP, further solidifying its potential as a cornerstone of domestic critical mineral lithium production.

As the company progresses in the development of the TFLP, ABTC remains deeply committed to fostering strong collaborative relationships with local communities, tribal organizations, and other stakeholders. Outreach efforts will focus on disseminating project updates, gathering stakeholder feedback, and ensuring that diverse perspectives are integrated into the permitting and development process.

About Tonopah Flats Lithium Project

The TFLP by ABTC is one of the largest known lithium claystone resource deposits in the United States, located in Big Smoky Valley near Tonopah, Nevada. Spanning over 10,340 acres, the project holds 21.15 million tons of accessible lithium hydroxide monohydrate and is supported by ABTC’s proprietary selective leach extraction (SLE) process, which offers a lower-cost, resource efficient alternative to conventional extraction and refining methods.

ABTC has achieved significant milestones in advancing its lithium extraction and processing technologies. In January 2021, ABTC was awarded a competitive grant from the U.S. Department of Energy to construct and operate a multi-tonne per day integrated system to demonstrate its novel claystone to lithium hydroxide technologies. ABTC engaged one of the premier global construction firms, Black & Veatch, for the engineering, procurement, and construction of this 30,000-tonnes-per-year commercial-scale lithium hydroxide refinery to be constructed directly on the TFLP mining claims.

In 2025, ABTC’s Tonopah Flats Project was approved as a FAST-41 Covered Project by the U.S. Permitting Council, and received a $900M Letter of Interest from the Export-Import Bank of the United States (EXIM) for a low-interest loan to support expansion of its lithium mine and refinery. These achievements align with EXIM’s initiatives and President Trump’s 2025 Executive Order to fast-track permits, mobilize capital, and secure a domestic source of battery-grade lithium, reducing reliance on foreign imports, strengthening supply chain stability, fostering local economic development.

About American Battery Technology Company

American Battery Technology Company (ABTC), headquartered in Reno, Nevada, has pioneered first-of-kind technologies to unlock domestically manufactured and recycled battery metals critically needed to help meet the significant demand from the electric vehicle, stationary storage, data center and artificial intelligence, and consumer electronics industries. Committed to a circular supply chain for battery metals, ABTC works to continually innovate and master new battery metals technologies that power a global transition to electrification and the future of sustainable energy.

Inferred Resource

Inferred Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an Inferred Mineral Resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an Inferred Mineral Resource has the lowest level of geological confidence of all mineral resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an Inferred Mineral Resource may not be considered when assessing the economic viability of a mining project, and may not be converted to a mineral reserve.

Indicated Resource

Indicated Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling. The level of geological certainty associated with an Indicated Mineral Resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an Indicated Mineral Resource has a lower level of confidence than the level of confidence of a Measured Mineral Resource, an Indicated Mineral Resource may only be converted to a Probable Mineral Reserve.

Measured Resource

Measured Mineral Resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling. The level of geological certainty associated with a Measured Mineral Resource is sufficient to allow a qualified person to apply modifying factors, as defined in this section, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit. Because a Measured Mineral Resource has a higher level of confidence than the level of confidence of either an Indicated Mineral Resource or an Inferred Mineral Resource, a Measured Mineral Resource may be converted to a Proven Mineral Reserve or to a Probable Mineral Reserve.

Pre-Feasibility Study

A Preliminary Feasibility Study (or Pre-Feasibility Study) is a comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a qualified person has determined (in the case of underground mining) a preferred mining method, or (in the case of surface mining) a pit configuration, and in all cases has determined an effective method of mineral processing and an effective plan to sell the product. A Pre-Feasibility Study includes a financial analysis based on reasonable assumptions, based on appropriate testing, about the modifying factors and the evaluation of any other relevant factors that are sufficient for a qualified person to determine if all or part of the Indicated and Measured Mineral Resources may be converted to mineral reserves at the time of reporting. The financial analysis must have the level of detail necessary to demonstrate, at the time of reporting, that extraction is economically viable. A Pre-Feasibility Study is less comprehensive and results in a lower confidence level than a feasibility study. A Pre-Feasibility study is more comprehensive and results in a higher confidence level than an Initial Assessment.

Initial Assessment

An Initial Assessment is a preliminary technical and economic study of the economic potential of all or parts of mineralization to support the disclosure of mineral resources. The Initial Assessment must be prepared by a qualified person and must include appropriate assessments of reasonably assumed technical and economic factors, together with any other relevant operational factors, that are necessary to demonstrate at the time of reporting that there are reasonable prospects for economic extraction. An Initial Assessment is required for disclosure of mineral resources but cannot be used as the basis for disclosure of mineral reserves. An Initial Assessment is preliminary in nature and includes Inferred Mineral Resources that are considered too speculative geologically to have the economic considerations applied that would enable them to be classified as mineral reserves. There is no certainty that the economic results of an initial assessment will be realized. The mineral resource estimates presented in the ABTC Tonopah Flats Initial Assessment were performed by third-party, qualified person RESPEC, LLC and were classified by geological and quantitative confidence in accordance with the Securities and Exchange Commission (SEC) Regulation S-K 1300.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are “forward-looking statements.” Although the American Battery Technology Company’s (the “Company”) management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. Forward looking statements include, among other things, statements concerning: offtake agreements with customers; the Company’s future sales of products to customers, including the amounts, timing, and types of products included within those sales; potential loans, grants, and debt financing arrangements, including due diligence, the amount and type of debt, its syndication, and the schedule for closing; the scale of the battery recycling operations; the anticipated production from the integrated pilot facility; the scale, construction, and operation of the battery recycling operations, integrated pilot facility, Tonopah Flats Lithium Project, and commercial lithium mine and refinery; and the costs, schedules, production and economic projections associated with the foregoing. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, risks and uncertainties related to the Company’s ability to continue as a going concern; interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2025. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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American Battery Technology Company

Media Contact:

Tiffiany Moehring

tmoehring@batterymetals.com

720-254-1556